   As filed with the Securities and Exchange Commission on November 15, 1996


                                                      Registration No. 333-14719

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                ===============
                                       TO
                                       ==

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ANICOM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               36-3885212
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

  6133 RIVER ROAD, SUITE 410, ROSEMONT, ILLINOIS 60018-5171, (847) 518-8700
 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)

                                SCOTT C. ANIXTER
                    CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  ANICOM, INC.
   6133 RIVER ROAD, SUITE 410, ROSEMONT, ILLINOIS 60018-5171, (847) 518-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:
                             JEFFREY R. PATT, ESQ.
                             KATTEN MUCHIN & ZAVIS
                             525 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60661
                                 (312) 902-5200

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]
 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _____
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]____
 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                  CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING PRICE           AGGREGATE            AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED            PER SHARE(1)        OFFERING PRICE(1)     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        1,090,366 shares            $9.875                $10,767,364.25       $3,714.74
-----------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of
 Common Stock Warrants                196,000 shares             $9.875                 $1,935,500.00         $667.75
-----------------------------------------------------------------------------------------------------------------------------
Total                                1,286,366 shares                                  $12,702,864.25       $4,382.49(2)
=============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 as amended on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on November 12, 1996.


(2) This total includes $4,112.85 previously paid by Anicom, Inc. to the Securities and Exchange Commission.

================================================================================

-------------------------------------------------------------------------------
                                  PROSPECTUS
-------------------------------------------------------------------------------

                                [ANICOM LOGO]



                         1,090,366 Shares Common Stock



                          196,000 Shares Common Stock
                Issuable Upon Exercise of Common Stock Warrants

                              -----------------


         The shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock") of Anicom, Inc. (the "Company") covered by this Prospectus may be sold from time to time by stockholders specified in this Prospectus (the "Selling Stockholders"). See "Selling Stockholders." Of the Shares to which this Prospectus relates, 196,000 shares (the "Warrant Shares") may in the future be issued to the Selling Stockholders upon the exercise of certain outstanding warrants held by Selling Stockholders (the "Warrants"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but the Company will receive the proceeds from the exercise of any Warrants by Selling Stockholders.



         The Common Stock is traded on the Nasdaq National Market (the "NNM") under the symbol "ANIC." On November 12, 1996, the closing price of the Common Stock as reported on the NNM was $10.00 per share. The Selling Stockholders may, from time to time, sell the Shares on the NNM, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. See "Plan of Distribution."


         See "Risk Factors" beginning on page 4 for information that should be considered by prospective investors.

                              -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                              -----------------



                The date of this Prospectus is November 15, 1996

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains an internet Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Common Stock is traded on the NNM, and reports, proxy statements and other information concerning the Company can be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above. Any statements contained herein concerning the provisions of any document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1995;


         2. The Company's Quarterly Reports on Form 10-QSB, dated September 30, 1996, June 30, 1996, and March 31, 1996;


         3. The Company's Current Reports on Form 8-K, dated November 5, 1996, September 25, 1996, September 19, 1996, August 30, 1996, August 14, 1996,
and March 12, 1996, and the Company's Current Reports on Form 8-K/A (Amendment No. 2), dated November 5, 1996 and May 23, 1996.


         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal executive office: Anicom, Inc., 6133 River Road, Suite 410, Rosemont, Illinois 60018-5171, Attention: Secretary (telephone: (847) 518-8700).

                                 RISK FACTORS

         An investment in the Shares offered hereby entails a high degree of risk. In addition to other information contained in this Prospectus or incorporated by reference herein, potential purchasers should consider carefully the following factors in evaluating the Company, its business and the Shares offered hereby. Statements contained in this Prospectus that are not historical facts are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

RISKS ASSOCIATED WITH INTEGRATED GROWTH STRATEGY

         The Company's integrated growth strategy involves the identification and pursuit of acquisition opportunities and internal growth. As of September 30, 1996, the Company operated in twenty-nine locations and the success and the rate of the Company's expansion into new geographical markets will depend on a number of factors, including general economic and business conditions affecting the industries of the Company's customers in such markets, competition, the availability of sufficient capital, the availability of sufficient inventory to meet customer demand, the identification and acquisition or leasing of suitable sales offices and/or warehouse facilities on acceptable terms, and the ability to attract and retain qualified personnel and operate effectively in geographic areas in which the Company has no prior experience. As a result, there can be no assurance that the Company will be able to achieve its planned growth on a timely or profitable basis.

         With respect to the Company's identification and pursuit of acquisition opportunities, viable acquisition candidates may not be available or available on terms acceptable to the Company. Additionally, if the Company continues to grow, it may be required to make further investments in personnel and information technology systems. Failure to successfully hire or retain such personnel or implement such systems could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its recent growth or that the Company will be able to operate profitably.

CAPITAL NEEDS FOR EXPANSION

         If the Company continues to grow, it may require further capital through public or private equity offerings or financings. No assurance can be given that additional capital will be available to the Company or that, if available, it would be on terms acceptable to the Company. If additional funds are raised by issuing equity securities, further dilution to investors participating in this offering may result.

SHARES ELIGIBLE FOR FUTURE SALE


         In connection with the Registration Statement of which this Prospectus is a part, 1,286,366 Shares are being registered by the Selling Stockholders for resale. The increase in the number of outstanding shares of Common Stock that are available for sale without restriction due to the registration of the Shares and the perception that a substantial number of the Shares may be sold by Selling Stockholders, or the actual sale of a substantial number of the Shares by Selling Stockholders, could adversely affect the market price of the Common Stock.

         Pursuant to its Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock and shares of one or more series of preferred stock (the "Preferred Stock"). Such shares may be issued by the Company on the authority of the Board of Directors without stockholder action. The issuance of any such additional Common Stock or Preferred Stock could result in the dilution of the voting power and rights of the outstanding shares of Common Stock. At present, no series of Preferred Stock have been authorized or issued by the Company. Additionally, the possible issuance of shares of Preferred Stock may be considered a deterrence to a change of control.

         As of October 10, 1996, the Company had outstanding options to purchase 1,346,792 shares of Common Stock at a weighted average exercise price of approximately $6.70 per share (the majority of which have not yet vested) issued to employees, former employees, directors and consultants pursuant to the Company's stock incentive plans and Warrants to purchase 232,364 shares of the Company's Common Stock at a weighted average exercise price of $3.90 per share. The Company has a registration statement on Form S-8 in effect covering 1,300,000 of the shares issuable under the stock incentive plans.


         The Company may issue additional capital stock, warrants and/or options to raise capital in the future. In order to attract and retain key personnel, the Company may also issue additional securities, including stock options, in connection with its employee benefit plans. During the terms of such options and warrants, the holders thereof are given the opportunity to benefit from a rise in the market price of the Common Stock. The exercise of such options and warrants may have an adverse effect on the market value of the Common Stock. Also, the existence of such options and warrants may adversely affect the terms on which the Company can obtain additional equity financing.

COMPETITION

         The market for the distribution of multimedia wiring products is highly competitive and fragmented. To compete successfully, management believes that the Company will need to continue to offer a broad range of technologically advanced products, provide competitive pricing while maintaining its margins, provide prompt delivery of products, deliver responsive customer service, establish and maintain strong relationships with suppliers and customers, and attract and retain highly qualified personnel.
The Company faces substantial competition from several national and regional distributors that have greater financial, technical and marketing resources and distribution capabilities than the Company and from manufacturers who sell directly to end-users for certain large-scale projects. To maintain or increase market share in light of competitive pressures from current or future competitors, the Company may be required to lower its prices. Such measures could adversely affect the Company's financial condition and results of operations.

INVENTORY

         The Company is dependent upon identifying the right product mix and maintaining sufficient inventory on hand to meet customer orders. There can be no assurance that the Company will be able to identify and offer products necessary to remain competitive or not suffer losses related to product obsolescence. Further, there is no assurance that the Company will achieve and maintain sufficient inventory levels to meet its customers' needs or that the Company will not have to take inventory write-offs in the future.

DEPENDENCE ON MANAGEMENT AND KEY PERSONNEL

         The Company is highly dependent upon the services of certain members of senior management, including Alan B. Anixter, Scott C. Anixter, Carl E. Putnam, Robert H. Brzustewicz and Glen M. Nast. Loss of the services of any of these individuals could have a material adverse impact on the Company. The Company has entered into employment agreements with Scott C. Anixter, Donald C. Welchko, Carl E. Putnam, Robert L. Swanson, Robert H. Brzustewicz and Glen M. Nast. The Company maintains key man life insurance with respect to Carl E. Putnam. The Company's success is also dependent upon its ability to attract and retain highly qualified management, marketing and sales personnel.

POSSIBLE VOLATILITY OF STOCK PRICE

         The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results, changes in earnings, estimates by analysts, general conditions in the industries in which the Company's customers compete and other events or factors. In addition, the stock market, from time to time, has experienced extreme price and volume fluctuations which particularly have affected the market price for companies which have completed recent initial public offerings, and which often have been unrelated to the operating performance of such companies. These broad fluctuations may adversely affect the market price of the Common Stock.

                               USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. If and when any of the Warrants are exercised and Warrant Shares are issued to the Selling Stockholders, the Company will receive the proceeds from the sale of such Warrant Shares to the Selling Stockholders. If all of the Warrants are exercised, the Company will receive $705,600. Such amount is intended to be used by the Company for working capital and other general corporate purposes.

                             SELLING STOCKHOLDERS

         The following table sets forth, as of November 12, 1996, certain information regarding the beneficial ownership of the outstanding Common Stock by each Selling Stockholder, including the Warrant shares which such Selling Stockholders may acquire upon exercise of Warrants, both before the offering of the Shares and as adjusted to reflect the sale of the Shares. Except where otherwise noted, each person named in the following table has, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned.



                                                      Beneficially Owned      Number      Beneficial Ownership
                                                      Prior to Offering         of         After Offering(3)
                                                   -----------------------    Shares     --------------------
                                                   Common                     Being      Number of
                                                   Stock       Warrants(1)  Offered(2)    Shares      Percent
                                                   ------      -----------  ----------   ---------    -------
Wayne A. Biederman Trust (4)                       68,724                     18,652      50,072        *

John Borer                                         28,160                     28,160          --       --

Robert H. Brzustewicz Trust (5)                   170,692                     46,328     124,364        *

Kenneth J. Burgess Jr. (6)                         73,148         12,121(7)   14,546      70,723        *

Boston Safe Deposit & Trust Co.                    38,462                     38,462          --       --
  f/b/o Fairfax County Public Schools

Brett A. Homovec                                                   4,000       4,000          --       --

Jeffrey Wells Horine                                              30,000      30,000          --       --

IAI Investment Funds IV, Inc.                     307,692                    307,692          --       --
  (IAI Regional Fund)

Ira J. Kaufman (8)                                 40,000(9)      28,000      28,000      40,000        *

John R. Kaufman Revocable Trust (10)                              20,000      20,000          --       --

William J. Koslo, Jr.                                              8,000       8,000          --       --

Scott H. Lang                                                     24,000      24,000          --       --

David Allen McElwain (11)                          12,402                      2,480       9,922        *

John P. McGowan                                     7,000(12)      8,000       8,000       7,000        *

Steve Mongillo                                                     8,000       8,000          --       --

Glen M. Nast Trust (13)                            68,766                     18,660      50,106        *


Nicholas Limited Edition, Inc. (14)               307,692                    307,692          --       --

Okabena Partnership K                             192,308                    192,308          --       --

Catamaran & Co.                                    38,462                     38,462          --       --
  f/b/o Pension Reserve Investment Management
  Board

Rodman & Renshaw, Inc. (15)                         5,548         56,000      56,000       5,538(15)    *

Daniel M. Rood                                                    10,000      10,000          --       --

Summer Hill Partners, L.P.                        119,924                     76,924      43,000        *



                                       8      (footnotes continued on next page)

(footnotes continued from previous page)


__________________
* Less than 1%
(1) Represents the Shares issuable upon exercise of Warrants presently exercisable.
(2) Represents the maximum number of Shares that may be sold by each of the Selling Stockholders pursuant to this Prospectus.
(3) Assumes the Selling Stockholders sell all of their Shares pursuant to this Prospectus. The Selling Stockholders may sell all or part of their Shares.
(4) Wayne A. Biederman serves as the sole trustee for the Wayne A. Biederman Trust. In addition, Mr. Biederman has been a consultant to the Company since March of 1996.
(5) Robert Brzustewicz serves as the sole trustee for the Robert H. Brzustewicz Trust. In addition, Mr. Brzustewicz has been a Senior Executive Vice President and a Director of the Company since March of 1996.
(6) Mr. Burgess has served as Vice President of Data Communication Products for the Company since October of 1995.

(7) The Warrants owned by Mr. Burgess are not subject to registration under this Prospectus.


(8) Mr. Ira Kaufman has been a Director of the Company since February of 1995.


(9) Includes 20,000 Shares issuable upon exercise of Options presently exercisable.


(10)Mr. John Kaufman is the sole trustee of the John R. Kaufman Revocable
    Trust.


(11)Mr. McElwain has been the Denver Branch Manager for the Company since September of 1996.


(12)Includes 3,000 Shares owned by the John P. McGowan IRA Account. Includes 4,000 Shares held in custodial accounts for the benefit of John P. McGowan's children of which his wife, Debra C. McGowan, has sole voting and investment power as custodian.


(13)Glen M. Nast serves as the sole trustee for the Glen M. Nast Trust. In addition, Mr. Nast has been a Senior Executive Vice President of the Company since March of 1996.


(14)Nicholas Limited Edition, Inc. ("Nicholas Limited") and Nicholas Company are parties to an investment advisory contract where Nicholas Company has all dispositive power while Nicholas Limited maintains all


(15)Rodman & Renshaw, Inc. served as the lead underwriter for the Company in its initial public offering of common stock in February of 1995 and acts as a market maker for its common stock; the shares listed reflect a trading account position which existed at October 8, 1996 and may no longer be held by Rodman & Renshaw, Inc.

                              PLAN OF DISTRIBUTION


         Pursuant to the Stock Purchase Agreements dated September 16, 1996 between the Company and certain Selling Stockholders (the "Private Placement Investors") who participated in a private placement of, in the aggregate, 2,423,080 shares of Common Stock (the "Private Placement") (the "Stock Purchase Agreements"), the Company agreed to file with the Commission and use its best efforts to cause to become effective a Registration Statement covering the Shares. Pursuant to various registration rights agreements the ("Registration Rights Agreements") entered into between the Company and certain companies acquired by the Company and/or principals of such acquired companies, the Company agreed to allow certain of such shareholders to participate in future registrations including the registration which represents the subject of this Prospectus. In addition, certain Selling Stockholders are registering their Shares under this Registration Statement pursuant to registration rights granted to them in a Representative's Warrant Agreement, dated as of March 2, 1995 by and between the Company and certain individuals. The Selling Stockholders may sell all or a portion of the Shares held by them from time to time while the Registration Statement of which this Prospectus is a part remains effective. The Company has agreed that it will use all reasonable efforts to keep the Registration Statement effective for a period of two years commencing on the effective date of the Registration Statement (or a shorter period if all of the Shares registered for the Private Placement Investors have been sold or disposed of prior to the expiration of the two year period). The aggregate proceeds to the Selling Stockholders from the sale of Shares offered by the Selling Stockholders hereby will be equal to the sum of the prices at which such securities are sold, less any commissions. There is no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby.


         The Selling Stockholders may sell all or a portion of the Shares, including the Warrant Shares, on the NNM, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. A Selling Stockholder may elect to engage a broker or dealer to effect sales in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

         The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in sales of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company is required to pay all of the expenses incident to the offering and sale of the Shares, other than (i) commissions, discounts and fees of underwriters, dealers or agents and (ii) fees and expenses incurred by certain of the Selling Stockholders who participated in the Private Placement to retain attorneys or counsel. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

         Certain legal matters with respect to the validity of the Shares will be passed upon for the Company by Katten Muchin & Zavis, a partnership including professional corporations, Chicago, Illinois.

                                    EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, the financial statements of Northern Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated May 23, 1996, and the financial statements of Norfolk Wire & Electronics, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated November 5, 1996, have been audited by Coopers & Lybrand L.L.P. independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

=============================================================
No dealer, salesperson or other person has been
authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information and representations must not be relied upon as having been
authorized by the Company or the Selling Shareholders.   This
Prospectus does not constitute an offer, or a solicitation of an offer to buy the shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus, create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

             TABLE OF CONTENTS
                                             PAGE
                                             ----

Available Information . . . . . . . . . . . .   2
Risk Factors  . . . . . . . . . . . . . . . .   4
Use of Proceeds . . . . . . . . . . . . . . .   7
Selling Stockholders  . . . . . . . . . . . .   8
Plan of Distribution  . . . . . . . . . . . .  10
Legal Matters . . . . . . . . . . . . . . . .  11
Experts . . . . . . . . . . . . . . . . . . .  11



=============================================================




                       [ANICOM LOGO]






                1,090,366 Shares Common Stock


                 196,000 Shares Common Stock

                 Issuable Upon Exercise of
                   Common Stock Warrants

                       ----------
                       PROSPECTUS
                       ----------


                   November 15, 1996

=============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the Common Stock pursuant to the Prospectus contained in this Registration Statement. The Company will pay all of these expenses.


                                                                                              Approximate
                                                                                                Amount
                                                                                              -----------
                   Securities and Exchange Commission registration fee . . . . .               $ 4,382
                   Accountants fees and expenses . . . . . . . . . . . . . . . .                 5,000
                   Blue Sky fees and expenses  . . . . . . . . . . . . . . . . .                 3,000
                   Legal fees and expenses . . . . . . . . . . . . . . . . . . .                20,000
                   Miscellaneous expenses  . . . . . . . . . . . . . . . . . . .                 2,618
                                                                                               -------
                    Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .               $35,000
                                                                                               =======


ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 12 of the Company's Certificate of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors. These agreements may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors' liability insurance if available on reasonable terms.

         In addition, Article 12 of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(iv) for any transaction from which the director derives an improper personal benefit.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

         The Company has obtained a directors' and officers' liability insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

         Under the Registration Rights Agreements, the Representative's Warrant Agreement, and the Stock Purchase Agreements, the Company has agreed to indemnify the Selling Stockholders and the Selling Stockholders have agreed to indemnify the Company and its directors, its officers, and certain control persons against certain liabilities and expenses incurred in connection with the Registration Statement, including with respect to their respective obligations under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


         3.1**    Restated Certificate of Incorporation of
                   the Company.
         3.2**    Restated Bylaws of the Company.
         3.3*     Certificate of Amendment of Restated Certificate of
                   Incorporation of the Company.
         4.1**    Specimen Stock Certificate representing
                   Common Stock.
         5*       Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).
         23.1     Consent of Coopers & Lybrand L.L.P. (included on page II-5 of this Registration Statement).
         23.2*    Consent of Katten Muchin & Zavis (contained in its opinion filed as Exhibit 5 hereto).
         24*      Power of Attorney (included on the signature page of this
                   Registration Statement).


-------------------------

*      Previously filed.
** Incorporated by reference to the same Exhibit number of the Company's Registration Statement on Form SB-2, as amended (Registration Statement No. 33-87736C).


ITEM 17.  UNDERTAKINGS
         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 15th day of November, 1996.

                               ANICOM, INC.


                               By:            *
                                        ---------------------------------------
                                        Scott C. Anixter
                                        Co-Chairman and Chief Executive Officer





         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.



       Signature                                      Title                            Date
------------------------            ---------------------------------------      -----------------

           *                        Co-Chairman and Chief Executive Officer
------------------------            (Principal Executive Officer)                November 15, 1996
   Scott C. Anixter

           *                        Chairman of the Board                        November 15, 1996
------------------------
    Alan B. Anixter

           *                        President and Chief Operating Officer        November 15, 1996
------------------------            and a Director
    Carl E. Putnam

                                    Chief Financial Officer and a Director
 /s/ DONALD C. WELCHKO              (Principal Financial and Accounting          November 15, 1996
------------------------            Officer)
   Donald C. Welchko

           *                        Senior Executive Vice President and a
------------------------            Director                                     November 15, 1996
 Robert H. Brzustewicz




 *    /s/ DONALD C. WELCHKO
   ------------------------
        Donald C. Welchko,
         Attorney-in-Fact

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion by reference in this registration statement on Form S-3 (Registration No. 333-14719) of our report dated
February 6, 1996, on our audit of the financial statements of Anicom, Inc., our report dated April 25, 1996, on our audit of the financial statements of Northern Wire & Cable, Inc., and our report dated October 1, 1996, on our audit of the financial statements of Norfolk Wire & Electronics, Inc. We also consent to the reference to our firm under the caption "Experts".



                           COOPERS & LYBRAND L.L.P.

Chicago, Illinois
November 15, 1996